EXHIBIT

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                       CONSENT OF PINKHAM & PINKHAM, P.C.

                          Certified Public Accountants



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

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                         Report of Independent Auditors


We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated September 28, 1999 appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1999.



                                                   /s/ Pinkham & Pinkham, P.C.
                                                   -----------------------------
                                                    Pinkham & Pinkham, P.C.
                                                   Certified Public Accountants
December 9, 1999
Cranford, New Jersey












514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710 Fax: 908-65301713



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